Exhibit 21.1

KLA-Tencor Subsidiaries
                                                  State or Other Jurisdiction of
Name                                                               Incorporation

DOMESTIC SUBSIDIARIES
   International Sales & Business, Inc.                               California
   KLA-Tencor Building Corporation                                    California
   KLA-Tencor DISC Corporation                                        California
   KLA-Tencor International Corporation                               California
   KLA-Tencor Klinnik Corporation                                     California
   KLA-Tencor  Technologies Corporation                               California
   KLA-Tencor China Corporation                                       California
   KLA-Tencor Asia-Pac Distribution Corporation                       California
   VLSI Standards, Inc.                                               California


INTERNATIONAL SUBSIDIARIES
   KLA-Tencor (Cayman) Limited I                                  Cayman Islands
   KLA-Tencor (Cayman) Limited II                                 Cayman Islands
   KLA-Tencor (Cayman) Limited III                                Cayman Islands
   KLA-Tencor (Cayman) Limited IV                                 Cayman Islands
   KLA-Tencor (Israel) Corporation                                        Israel
   KLA-Tencor Holding Corporation 1987 Limited                            Israel
   KLA-Tencor Corporation 1992 Limited                                    Israel
   KLA-Tencor Integrated Metrology (Israel) (2002) Ltd.                   Israel
   KLA-Tencor Italy S.R.L.                                                 Italy
   KLA-Tencor Japan, Ltd.                                                  Japan
   VLSI Standards, KK                                                      Japan
   KLA-Tencor GmbH                                                       Germany
   KLA-Tencor France SARL                                                 France
   KLA-Tencor Korea, Inc.                                                  Korea
   KLA-Tencor Limited                                             United Kingdom
   KLA-Tencor (Service) Limited                                   United Kingdom
   KLA-Tencor (Malaysia) Sdn Bhd                                        Malaysia
   KLA-Tencor (Singapore) PTE, Ltd.                                    Singapore
   KLA-Tencor International Trading (Shanghai) Co. Ltd.                    China
   KLA-Tencor Microelectronics Equipment (Tianjin) Co., LTD                China
   KLA Instruments, S.A.                                             Switzerland
   Yield Analysis Software Technologies, Ins.                             Taiwan
   Lee Ta Technologies (BVI), Inc.                        British Virgin Islands
   KLA-Tencor (Thailand), Ltd.                                          Thailand